EXHIBIT 99.1


                          CHESAPEAKE ENERGY CORPORATION
     ANNOUNCES 2005 FIRST QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL

OKLAHOMA CITY, OKLAHOMA, APRIL 11, 2005 - Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2005 first quarter earnings release to be issued after the close of trading on the New York Stock Exchange on Monday, May 2, 2005.

A conference call is scheduled for Tuesday morning, May 3, 2005 at 9:00 am EDT to discuss the release. The telephone number to access the conference call is
913.981.5582. We encourage those who would like to participate in the call to place your calls between 8:50 and 9:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EDT on Tuesday, May 3, 2005 and will run through midnight Monday, May 16, 2005. The number to access the conference call replay is 719.457.0820; passcode for the replay is 4449787.

The conference call will also be simulcast live on the Internet and can be accessed by going directly to the Chesapeake website at www.chkenergy.com and selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on our website indefinitely.


CHESAPEAKE ENERGY CORPORATION IS THE FOURTH LARGEST INDEPENDENT PRODUCER OF NATURAL GAS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND
ARK-LA-TEX REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.